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                                                                   EXHIBIT 10.37

                   AMENDMENT TO SUBORDINATED NOTE DUE 2000

        This Amendment to Subordinated Note Due 2000 is made as of this 25th day of July, 1996, by and between Telcom Ventures, L.L.C., a Delaware limited liability company (the "Company"), and MCI Telecommunications Corporation, a Delaware corporation (the "Investor").

        WHEREAS, the Investor is the holder of that certain Subordinated Note Due 2000 of the Company issued on June 28, 1994 in the aggregate principal amount of $30,000,000 (the "Note"); and

        WHEREAS, Section 3 of the Note contains a provision for exchange of the Note for Membership Interests in LCC, L.L.C., a Delaware limited liability company ("LCC"), in certain instances; and

        WHEREAS, in connection with an amendment to the Securityholders Agreement (as defined in the Note) the Company and the Investor desire to amend
Section 3 to provide for exchange of the Note for Class A Common Stock of LCC International, Inc., a Delaware corporation ("LCC International"), in the event that LCC International consummates an initial public offering;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

        1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

        2. Effective upon a merger of LCC into LCC International (the "Merger"), Section 3 is hereby amended to read in its entirety as set forth on
Exhibit 1 hereto.

        3. From and after the Merger, references in the Note to the Securityholders Agreement shall be deemed to refer to the Amended and Restated Securityholders Agreement dated July 25, 1996 among the Company, LCC, Investor, LCC Incorporated, a Kansas corporation, and TC Group L.L.C., a Delaware limited liability company.

        4. From and after the Merger, all references to the Note Purchase Agreement shall be deleted.

        5. From and after the Merger, the second sentence of Section 8 of the Note (concerning the Service Agreement) is hereby deleted in its entirety.
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        6.      From and after the Merger, copies of notices to the Company shall be sent to Hal B. Perkins, Esq.

        7. From and after the Merger, the following defined terms are deleted in their entirety: Amended and Restated Limited Liability Agreement, Closing Date, Initial Public Offering, Initial Public Offering Notice, Members Committee and New LCC.

        8. In all other respects, the Note shall continue in full force and effect.

        9. Notwithstanding the execution and delivery of this Amendment, LCC and LCC International shall have no obligation to consummate the Merger.

        IN WITNESS WHEREOF, the parties have executed or caused to be executed this Amendment to Subordinated Note Due 2000 in one or more counterparts as of the day and year above written.


                                        TELCOM VENTURES, L.L.C.


                                        By         Rajendra Singh
                                          -------------------------------------

                                        MCI TELECOMMUNICATIONS
                                        CORPORATION


                                        By:          /s/ Douglas L. Maine
                                           ------------------------------------
                                        Its:   Chief Financial Officer & E.V.P.
                                            -----------------------------------

        By execution of this Agreement below, the undersigned agrees to be bound by the provisions of Section 3(i) of Exhibit 1 attached hereto.


                                        LCC INTERNATIONAL, INC.

                                        By:     Piyush Sodha
                                           ------------------------------------
                                           Name:
                                           Title:

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                                                                       EXHIBIT 1

        3.      Exchange.

                (a) Mandatory Exchange. Unless an Event of Default has occurred and is continuing, this Note will be exchanged, in whole but not in part, together with the LCC Note, for an aggregate of 1,704,659 shares of Class A Common Stock, par value $.01 per share, of LCC International ("Class A Common Stock"), to be issued by LCC International, subject to adjustment as provided in paragraph (e) below, effective (subject to the provisions of paragraph (f) below) immediately prior to the occurrence of the first to occur of any of the following events: (i) any merger or consolidation of LCC International (other than the Merger or any other merger or a consolidation in which LCC International is the surviving corporation) or (ii) any sale or disposition of all or substantially all of the assets of LCC International. Each of the events referred to in the foregoing clauses (i) and (ii) are hereinafter referred to a "Section 3(a) Event." The Company shall furnish to Investor notice of the occurrence of a Section 3(a) Event not later than 30 days prior thereto.

                (b) At the Option of Investor. This Note may be exchanged, in whole but not in part, at the option of Investor, together with the LCC Note, for an aggregate of 1,704,659 shares of Class A Common Stock to be issued by LCC International, subject to adjustment as provided in paragraph (e) below, by written notice of Investor to the Company (i) at any time during the 45 calendar day period commencing on each of June 27, 1997, June 27, 1998 and June 27, 1999, which notice shall set forth the effective date (subject to the provisions of paragraph (f) below) of the exchange which shall be a date not later than 60 days following the date of such notice, (ii) if the Company has delivered a Prepayment Notice, at any time on or prior to the Prepayment Date,
(iii) if the Company has delivered notice to Investor of the occurrence of a
Section 3(a) Event, and at such time there shall have occurred and be continuing an Event of Default, at any time prior to the occurrence of such
Section 3(a) Event, (iv) at any time from the commencement of a tender offer other than by MCI or any Affiliate thereof (as defined in the Securityholders Agreement) for 25% or more of the outstanding common stock of LCC International until the completion or withdrawal of such tender offer or (v) at any time from the public announcement by LCC International of its intention to effect a distribution (through dividend or otherwise) of assets representing 5% or more of the fair market value of its total assets pro rata to its shareholders of record through the record date for such distribution. This Note may not be exchanged by Investor pursuant to this Section 3(b) unless it shall simultaneously exchange the LCC Note pursuant to Section 3(b) thereof.

                (c) At the Option of Company. Unless an Event of Default has occurred and is continuing, this Note may be exchanged, at the option of the Company, in whole but not in part, together with the LCC Note, for an aggregate of 1,704,659 shares of Class A Common Stock to be issued by LCC International,

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subject to adjustment as provided in paragraph (e) below), by written notice of the Company to Investor at any time during the 45 calendar day period commencing 15 days following the termination of each 45 day period during which this Note may be exchanged at the option of Investor pursuant to Section 3(b)(i) hereof, which notice shall set forth the effective date (subject to the provisions of paragraph (f) below) of the exchange which shall be a date not later than 60 days following the date of such notice. This Note may not be exchanged by the Company pursuant to this Section 3(c) unless LCC shall simultaneously exchange the LCC Note pursuant to Section 3(c) thereof.

                (d) Mutual Agreement of Company and Investor. In addition to the mandatory and optional exchange of this Note pursuant to Sections 3(a), (b) and (c) hereof, this Note may be exchanged, in whole but not in part, together with the LCC Note, for an aggregate of 1,704,659 shares of Class A Common Stock to be issued by LCC International, subject to adjustment as provided in paragraph (e) below), upon the mutual agreement of the Company, LCC International and Investor.

                (e) Adjustment of Class A Common Stock Issuable upon Exchange. If LCC International at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Class A Common Stock into a greater number of shares, the number of shares of Class A Common Stock for which this Note may be exchanged immediately prior to such subdivision shall be proportionately increased, and if LCC International at any time combines (by reverse stock split or otherwise) the outstanding shares of Class A Common Stock into a smaller number of shares, the number of shares of Class A Common Stock for which this Note may be exchanged immediately prior to such combination shall be proportionately reduced.

                (f) Consents. Notwithstanding anything to the contrary contained in this Agreement, this Note may not be exchanged for Class A Common Stock unless all required consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any court, administrative agency or commission or other governmental authority or instrumentality in connection with such exchange, including, without limitation, the expiration or termination of any waiting periods under the HSR Act, have been made or obtained. The Company shall, and by its acceptance of this Note Investor agrees to, use its reasonable efforts to make or. obtain all such consents, approvals, orders, authorities, registrations, declarations or filings as promptly as practicable; provided, however, that in the event that despite the use of such reasonable efforts by the Company and Investor all such consents, approvals, orders, authorizations, registrations, declarations or filings have not been obtained or made within a period of nine months from the date contemplated for exchange of this Note pursuant to Section 3(a) hereof or the date of exercise of the right to exchange this Note pursuant to Sections 3(b) or 3(c) hereof, either Investor or the Company (with respect to an exchange pursuant to Section 3(a)) or the party exercising such right (with respect to an exchange


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pursuant to Sections 3(b) or (c)), may elect to abandon such exchange in which event this Note shall continue to remain outstanding.

                (g) Surrender of Note. By its acceptance of this Note, Investor agrees to surrender this Note to the Company for cancellation upon the effectiveness of the exchange of this Note and to take the other actions set forth in Section 4.2 of the Securityholders Agreement, or, if this Note shall not be exchanged, to surrender this Note to the Company for cancellation upon payment in full of all amounts outstanding under this Note. Upon the date provided for effectiveness of the exchange of this Note, this Note shall no longer represent the right to receive the principal and interest payment provided for above but shall be deemed to represent solely the right to receive the Class A Common Stock into which it is exchangeable.

                (h) No Obligation of Investor. Notwithstanding any other provision of this Agreement to the contrary, including Section 3(f) above, Investor shall have no obligation in connection with the transactions contemplated hereby to (i) agree to any divestiture of any shares of capital stock, partnership interests, business or businesses, assets or property or
(ii) permit the imposition of any limitations with respect to, or take any actions which could be adverse to, its businesses or the ownership or exercise of control over its assets, property, stock and partnership interests.

                (i) Reservation of Class A Common Stock. As of any date on which this Note may be exchanged for Class A Common Stock, LCC
International will have reserved out of its authorized but unissued shares of Class A Common Stock, solely for issue upon such exchange, the number of shares of Class A Common Stock necessary for such purpose. Such shares of Class A Common Stock to be issued upon exchange of this Note shall, when so issued, be duly and validly issued, fully paid and non-assessable and free of any preemptive or other rights of any person, whether arising by statute, under the certificate of incorporation or by-laws of LCC International or in any other manner.


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